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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 18, 2002

                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977

Item 9. Regulation FD Disclosure.

FOR IMMEDIATE RELEASE                             LAPEER COUNTY BANK & TRUST CO.
     NOVEMBER 15, 2002
     Contact: Nancy Sommerville

     810-664-2977 #339




Bruce Cady, Senior Vice President of Lapeer County Bank & Trust Co. has been named Executive Vice President and appointed as a Director of both Lapeer County Bank & Trust Co. and its holding company, County Bank Corp. The announcement came from Curt Carter, President and CEO of Lapeer County Bank & Trust Co. and County Bank Corp.

Mr. Cady joined Lapeer County Bank & Trust Co. in September, 1999 with over 24 years of previous banking experience.

Cady is very active in the community currently serving as a Director for the Lapeer Development Corporation and Chairman of its Revolving Loan Fund Committee. He is also Chairman of the Economic Club of Lapeer County, a Director of Chatfield School and a member of the Lapeer Rotary Club and Immaculate Conception Church. He has previously served as a Director of City of Lapeer TIFA and Lapeer LDFA boards. He is a past President of the Lapeer Chamber of Commerce. Bruce and his wife, Debbie, and their two children reside in the Lapeer area.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                                        County Bank Corp

                                                        /s/ Joseph H. Black
                                                        -------------------
                                                        Joseph H. Black
                                                        Treasurer
Date: November 18, 2002